UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 28, 2005

DIEBOLD, INCORPORATED

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio	44720-8077

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 490-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

     On April 28, 2005, at the 2005 Annual Meeting of Shareholders, the shareholders of Diebold, Incorporated (the “Company”) approved the Company’s Annual Cash Bonus Plan (the “Cash Bonus Plan”).

     Under the Cash Bonus Plan, the Company’s executive officers (and other key employees designated by the Company’s Board of Directors) are entitled to receive cash bonuses depending on the achievement of certain specified performance goals. For 2005, awards under the Cash Bonus Plan will be based on the Company meeting certain specified levels of earnings per share. Participants will be entitled to receive bonuses ranging from 0% to 200% of their target award levels, depending on the level of the Company’s performance.

     The foregoing description of the Cash Bonus Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the Cash Bonus Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Diebold, Incorporated Annual Cash Bonus Plan is incorporated herein by reference to Exhibit A of the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 16, 2005 (Commission File No. 001-04879).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIEBOLD, INCORPORATED
Date: May 4, 2005	By:	/s/ Kevin J. Krakora
Kevin J. Krakora
Vice President and Corporate Controller (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Diebold, Incorporated Annual Cash Bonus Plan is incorporated herein by reference to Exhibit A of the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 16, 2005 (Commission File No. 001-04879).

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